EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 19, 1996, except for Note 19 as to which the date is December 17, 1996, on our audits of the consolidated financial statements and financial statement schedule of All-Comm Media Corporation and subsidiaries as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, which reports are included in All-Comm Media Corporation's Annual Report on Form 10-K/A-2, and of our report dated June 2, 1995, of our audits of the financial statements of Stephen Dunn & Associates, Inc. for the three years ended December 31, 1994, included in Form 8-K/A-2, dated July 24, 1996. We also consent to the reference to our Firm under the heading "Experts" in this Registration Statement.




                                          /s/ Coopers & Lybrand L.L.P.
                                              COOPERS & LYBRAND L.L.P.



Los Angeles, California
July 2, 1997